Deutsche Bank Auto Conference January 16, 2018 Exhibit 99.1

Forward-Looking Statements

Statements in this presentation that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss or bankruptcy of a major customer; the costs and timing of facility closures, business realignment or similar actions; a significant change in medium- and heavy-duty truck, automotive or agricultural and off-highway vehicle production; our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; a significant change in general economic conditions in any of the various countries in which Stoneridge operates; labor disruptions at Stoneridge's facilities or at any of Stoneridge's significant customers or suppliers; the ability of suppliers to supply Stoneridge with parts and components at competitive prices on a timely basis; the amount of Stoneridge's indebtedness and the restrictive covenants contained in the agreements governing its indebtedness, including its asset-based credit facility and senior secured notes; customer acceptance of new products; capital availability or costs, including changes in interest rates or market perceptions; the failure to achieve successful integration of any acquired company or business; the occurrence or non-occurrence of circumstances beyond Stoneridge's control; and the items described in "Risk Factors" and other uncertainties or risks discussed in Stoneridge's periodic and current reports filed with the Securities and Exchange Commission.

Important factors that could cause the performance of the commercial vehicle and automotive industry to differ materially from those in the forward-looking statements include factors such as (1) continued economic instability or poor economic conditions in the United States and global markets, (2) changes in economic conditions, housing prices, foreign currency exchange rates, commodity prices, including shortages of and increases or volatility in the price of oil, (3) changes in laws and regulations, (4) the state of the credit markets, (5) political stability, (6) international conflicts and (7) the occurrence of force majeure events.

These factors should not be construed as exhaustive and should be considered with the other cautionary statements in Stoneridge's filings with the Securities and Exchange Commission.

Forward-looking statements are not guarantees of future performance; Stoneridge's actual results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates may differ materially from those described in or suggested by the forward-looking statements contained in this presentation. In addition, even if Stoneridge's results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods.

This presentation contains time-sensitive information that reflects management's best analysis only as of the date of this presentation. Any forward-looking statements in this presentation speak only as of the date of this presentation, and Stoneridge undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Rounding Disclosure: There may be slight immaterial differences between figures represented in our public filings compared to what is shown in this presentation. The differences are the a result of rounding due to the representation of values in millions rather than thousands in public filings.

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Stoneridge

3 Creating Value for Our Shareholders Stoneridge is a well - established, global, automotive technology company Over the prior 3 years we have delivered shareholder return that has outpaced our peer group and the overall market Our executive team is comprised of industry leaders capable of driving global growth We have established a culture of continuous improvement driving strong financial performance We are well diversified globally, by segment, by end - market and by customer We are positioned to outpace vehicle market growth by 2 – 3x over the next 5 years We have a robust 5 - year backlog that grew by 14.9% in 2017 We have a favorable balance sheet and will utilize our available capital to drive shareholder return Stoneridge is focused on driving shareholder return through financial performance and a well defined long - term strategy

4 About Stoneridge 11 Manufacturing locations on 4 continents 18% 1965 NYSE: SRI $ 3.45 billion 5 - year Backlog Q3YTD Revenue g rowth Stoneridge is an established, global company with a well diversified product portfolio, strong historical financial performance and a robust 5 - year backlog Q3YTD Adj. EBITDA growth 38% 1/3 o f our 2017 sales No end - market* comprises more than *End - markets include OE passenger car, OE light truck / SUV, OE commercial vehicle, aftermarket and other, including agriculture , off - highway vehicles, material handling, etc. 5.6x 2017 OEM sales Founded

5 Robust Financial Performance *2017 based on midpoint of guidance provided on January 16, 2018 **Peer Group includes the comparator group from most recent proxy statement 3 - year sales CAGR of 12.9%* 3 - year adjusted gross margin improvement from 27.4% to 30.5%* 3 - year adjusted EBITDA CAGR of 41.9% and margin improvement from 7.6% to 12.0%* 3 - year adjusted EPS CAGR 28.1%* Stoneridge has delivered strong financial performance and market - leading shareholder return relative to our peers over the last 3 years Stoneridge 78% S&P 500 30% Peer Group** 47%

6 Our Current Leadership Thomas A. Beaver VP & President Global Sales Alisa A. Nagle Chief Human Resources Officer Tony L. Moore Vice President Operations Dan Kusiak Vice President Global Procurement Stephen Fox Vice President Business Development Jonathan B. DeGaynor CEO & President Stoneridge Inc. President Electronics Caetano Ferraiolo President PST Eletrônica Ltda. Robert R. Krakowiak CFO & Treasurer New Hire or New Position since 2015 Tom Dono Chief Legal Officer Robert Willig President Control Devices Michael D. Sloan (Retiring) VP & President Control Devices Theresa Mitchell Chief Information Technology Officer In - Process

7 Leadership Team Capable of Driving Global Growth March 2015: Jon DeGaynor joined Stoneridge as President and CEO December 2015: Dan Kusiak joined Stoneridge as the Vice President of Global Procurement January 2017 : Stoneridge completed the acquisition of Orlaco, a leading supplier of vehicle camera solutions November 2015: Alisa Nagle joined Stoneridge as Chief Human Resources Officer May 2016 : Tony Moore joined Stoneridge as the Vice President of Operations August 2016: Bob Krakowiak joined Stoneridge as CFO Stoneridge has systematically assembled an executive team comprised of industry leaders capable of driving global, sustainable performance and growth July 2017 : Caetano Ferraiolo appointed as the President of PST May 2017 : Stoneridge completed the acquisition of the remaining minority interest of PST November 2017: Bob Willig joined Stoneridge as the President of Control Devices December 2017: Transition to new Electronics President October 2016: Headquarters relocated to Novi, MI to facilitate stronger customer relationships and attract and retain talent *2017 revenue and EBITDA margin based on midpoint of guidance provided on January 16, 2018 *

8 Stoneridge - A Vehicle Technology Company We focus on industry megatrends that will drive growth 2 - 3x our underlying markets Migrating toward smart products will continue to drive growth through increased vehicle content 40% 45% 50% 55% 60% 65% 70% 75% 2013 2014 2015 2016 2017 Preliminary Smart Products* (% of Sales) *Smart products include Stoneridge products with printed circuit boards and / or electronic content, including software INTELLIGENCE 10% CAGR SAFETY & SECURITY 12% CAGR EMISSIONS 5% CAGR FUEL EFFICIENCY 5% CAGR These megatrends are expected to grow 8% - 9% vs. global vehicle production growth of 2% - 3% from 2017 to 2023 Source: Dec 2017 IHS; LMCA, ACT Research, Emerging Strategy and Company Data

9 Stoneridge - A Vehicle Technology Company Driver Information Systems Commercial vehicle instrument clusters are following passenger car trends and becoming fully configurable, display - based driver information systems Stoneridge is one of the global leaders in commercial vehicle driver information systems Delivering commercial vehicle driver information systems solutions for 25+ years 2005 First color TFT diplay commercial vehicle instruement cluster award 2008 Launched first “hybrid” color display driver information system 2017 Awarded fully - configurable driver information system global program 2020 Launch fully - configurable driver information system Additional functionality development and sub - system integration (data, infotainment, etc.) *Peak annual revenue Awards Recently announced $38 million annual* global award for hybrid and fully configurable systems Driver information systems are driving increased content per vehicle and future growth opportunities through additional functionality and sub - system integration

Stoneridge - A Vehicle Technology Company
Actuation Systems

- Our actuation technologies will drive growth in traditional drivetrains and the electrified drivetrains of the future
  - Park-by-wire developed for hybrid and fully electric drivetrains as an extension of our shift-by-wire actuator that is in production on traditional drivetrains today
  - Awarded contracts for our actuation technology on electrified axle (E-Axle) systems. Extension of our axle-based actuation technologies currently in production.

Awards

- Announced in Q2 – $31 million annual* park-by-wire programs awarded in North America, Europe and Asia
- Announced in Q3 – E-Axle development award on high-performance platform in North America

Geographic expansion of actuation capabilities

Exploration of complimentary actuation technologies (expand customers and capabilites)

2015	2016	2017	2017	2019	2020	2021
Launch shift-by-wire with multiple global OEMs	Launch shift-by-wire with park-by-wire functionality on Chevrolet Bolt	Awarded $31 million* of park-by-wire global programs	Awarded E-Axle development platform	Park-by-wire platform launches in North America and Europe	Park-by-wire platform launches in Asia	E-Axle platform launch in North America







Our actuation technologies will drive growth on traditional, hybrid and fully electric drivetrains today and in the future

*Peak annual revenue

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Stoneridge

Stoneridge - A Vehicle Technology Company

MirrorEye™

- **Commercialization – OEMs**
  - $250 Million annual OEM market opportunity through our traditional sales channels
- **Commercialization – Fleets / Retrofit**
  - Fleets trials on-going with 18 fleets globally (350,000+ miles driven in US with *MirrorEye™*)
- **Regulatory Environment**
  - Working with NHTSA and FMCSA to enact legislation that would benefit MirrorEye adoption rates

Awards

- **Awarded pre-development OEM contract**
  - Global opportunity focused on Europe and US development

Continue to explore adjacent end-markets and geographies as well as complimentary technology development / integration

2015	2017	2017	2017	Late 2018	2020+
Orlaco Partnership Established to Develop MirrorEye	SRI Acquires Orlaco	North American Fleet Trials Begin	Awarded First Pre-Development OEM Contract	Expected Retrofit Launches	Expected OEM Launches

MirrorEye™ will change the commercial vehicle safety environment
Expected retrofit launches in late 2018 with OEM start-of-production in 2020

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Stoneridge

Stoneridge Passenger Car / Light Truck Content



Ford F-Series
Trailer Tow Connector, Canister Vent Valve, Rotary 4x4 Control Switch, Seat Track Position Sensor
Exhaust Gas, Cylinder Head, Engine Coolant & Exhaust Gas Recirculation Temperature Sensors



Jeep Cherokee
Under Hood Security Switch, Coolant & Oil Temperature Sensors, Tailgate Release Switch, Exhaust Gas, Temperature Sensor, Trailer Tow Connector



Cadillac XT5
Shift by Wire / Transmission Range Control Module, Canister Vent Solenoid, Trailer Tow Connector



Ram Trucks
Front Axle Disconnect Actuator, Trailer Tow Connector, Ram Box and Tailgate Actuators, Under Hood Switch, Coolant & Oil Temperature Sensors, Smart Bar Actuator



Ford Fusion
Shift by Wire / Transmission Range Control Module, Capacitive Keypad, Seat Track Position Sensor, Release Switches, Canister Vent Solenoid, Vapor Blocking Valve, Cylinder Head & Engine coolant Temperature Sensors



Chevy / GMC Silverado / Sierra
Front Axle Disconnect Actuator, Trailer Tow Connector, Canister Vent Solenoid



Lincoln Continental
Shift by Wire / Transmission Range Control Module, Capacitive Keypad, Seat Track Position Sensor, Vapor, Bypass Valve, Canister Vent Valve



Buick LaCrosse
Shift by Wire / Transmission Range Control Module, Canister Vent Solenoid



Chevrolet Bolt
Shift by Wire / Transmission Range Control Module, Park Lock

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Stoneridge

13 Stoneridge Commercial Vehicle Content PACCAR Tachograph, High Temperature Sensor, Power & Switch Module Daimler Instrument Cluster, Tachograph, High Temperature Sensor, Power & Switch Module, Telematics MAN Instrument Cluster, Telematics, Tachograph, Power & Switch Module, ECU Navistar Instrument Cluster, High Temperature Sensor, Switches, Power & Switch Module Scania Instrument Cluster, Tachograph, Power & Switch Modules, Telematics Volvo Instrument Cluster, Power & Switch Modules, ECU, Soot Sensor, Switches Crown Equipment Corporation Vision Systems Caterpillar Vision Systems John Deere Vision Systems

14 Financial Summary

15 Year to Date (through Q3) 2017 Guidance (As of Q3) 2017 Guidance (Updated) Sales $810 - $825 Million $820 - $825 Million Adjusted Gross Profit and % Margin 30.0% - 31.0% 30.0% - 31.0% Adjusted Operating Income and % Margin 8.0% - 9.0% 8.0% - 9.0% Adjusted EBITDA and % Margin 11.5% - 12.5% 11.5% - 12.5% Adjusted EPS $1.14 $1.48 - $1.54 $1.51 - $1.54 $523.4 $617.0 YTD 2016 YTD 2017 $52.4 $72.3 10.0% 11.7% $45.0 $55.0 $65.0 $75.0 YTD 2016 YTD 2017 9.0% 11.0% 13.0% $33.9 $51.6 6.5% 8.4% $25.0 $35.0 $45.0 $55.0 YTD 2016 YTD 2017 4.5% 9.5% 14.5% $147.7 $188.8 28.2% 30.6% $130.0 $150.0 $170.0 $190.0 $210.0 YTD 2016 YTD 2017 25.0% 30.0% 35.0% 40.0% Financial Performance and Guidance $’s in USD Millions +28% +52% +38% +18% (Year - to - date increase not comparable due reversal of valuation allowances in 2016 )

16 Business Share by Segment and Region We continue to diversify our product portfolio and geographic exposure through organic and inorganic growth opportunities Business Segments ( 2017 Preliminary) Regions ( 2017 Preliminary )* *Regional sales based on manufactured location. Based on preliminary 2017 estimates. Actual results may differ. North America 57% Asia 4% Europe 28% South America 11% Control Devices 54% Electronics 34% PST 11%

17 Business Share by Customer 2017 Preliminary We are well diversified in our customer exposure. Approximately 75% of sales are attributable to OEM customers which comprise forecasted backlog. *Does not include revenue from Minda - Stoneridge JV, Based on preliminary 2017 estimates. Actual results may differ. Ford 14% GM 7% Volvo 6% Daimler Freightliner 6% Scania 5% SAIC 3% MAN 3% FCA 2% PACCAR 2% Navistar 1% Deere 1% Cummins 1% Tier 1 11% Other OE 13% Orlaco, PST and Aftermarket 25%

18 Awarded Business: 2018 – 2022 $2,984 $3,448 $17 $3,001 ($619) $1,066 Backlog (as of Jan. 2017) Currency Backlog (Adj. for FX) Preliminary 2017 OEM Sales 2017 Additions to Backlog 12/31/2017 Backlog (Dollars in Millions) Based on preliminary 2017 estimates. Actual results may differ. Backlog of $3,448 Million as of December 31, 2017 Reflects Total Life - of - Program Sales Backlog is 14.9% Higher than January 2017 and ~5.6x Preliminary 2017 OEM Sales (ex Orlaco) Due to the significant portion of Stoneridge’s business that is sensitive to backlog (primarily OEM customers), Stoneridge utilizes backlog to represent cumulative 5 - year booked sales Stoneridge backlog of $3,448 Million as of December 31, 2017 is approximately 14.9% higher than backlog at January 2017 – excludes Orlaco, PST and aftermarket sales Lifetime booked sales / OEM preliminary 2017 sales = ~5.6x ($3,448 / $619)

19 *Excluding Orlaco and PST ** Regional sales based on manufactured location SOURCE : Dec 2017 IHS; Q4 2017 LMC, Company Data 2018 Full Year Volume Outlook Stoneridge is well positioned to take advantage of strong performing regions and end markets Passenger Car* Sales by End Market ( 2017 Preliminary) Commercial Vehicle* Passenger Car / Light Truck OE 46% Commercial Vehicle OE 25% Aftermarket / Non - OE / Other 27% Agriculture 2% (Units in Millions) Stoneridge 2018 2017E Sales** 2017E 2018E B/(W) 2017 Europe 5.0% 22.3 22.8 2.0% Asia 20.9% 50.0 50.4 0.9% North America 73.8% 17.1 17.4 1.6% South America 0.1% 3.3 3.7 13.1% Other 0.2% 2.6 2.8 9.0% Total 100.0% 95.3 97.1 1.9% Vehicle Production (Units in Millions) Stoneridge 2018 2017E Sales** 2017E 2018E B/(W) 2017 Europe 64.5% 0.6 0.6 3.2% Asia 4.9% 2.0 1.9 -7.8% North America 30.3% 0.5 0.6 13.9% South America 0.2% 0.1 0.1 15.5% Other 0.1% 0.0 0.0 -5.4% Total 100.0% 3.2 3.2 -1.8% Vehicle Production

20 Expected Impact of Tax Reform in 2018 2017 Guided Effective Tax Rate Expected Impact of Tax Reform Immediate Expensing of Capital Expenditures 2018 Preliminary Outlook 30% – 35% Given our geographic earnings profile, a reduction to the corporate tax rate in the US is beneficial in reducing our expected blended tax rate going forward Benefit due to the reduction in the US corporate tax rate will be in - part mitigated by the change in tax treatment of executive compensation Changes to the international tax structure should benefit us through the availability of foreign cash for broader use We expect tax reform to have a long - term positive impact on our earnings Reduction in US Corporate Tax Rate Interest Expense Limitation Limitation on Executive Compensation Deductibility International Tax Changes 20% – 25%

21 Strong Capital Structure Current Cap Structure Debt and Leverage Levels Debt / EBITDA We will continue t o r eview the b est use o f our capital structure in order to m aximize shareholder v alue *Net availability does not consider approximately $3 million related to letters of credit 1.9x 1.6x 1.3x 0.5x 1.4x 1.3x 1.0x As of September 30, 2017 US Debt Revolver Capacity 300$ Amount Drawn (126) Net Availability* 174$ Brazil Debt Gov't Incentive (4)$ Other Debt (5)$ Total Brazil Debt (10)$ US Debt (126)$ Brazil Debt (10) Total Debt (136) Total Cash 51$ Net Debt (85)$ *Includes Orlaco, excludes LCs

22 FY 2018 Preliminary Guidance Does not include the impact of tax reform > $1.65 2017 Guidance Sales Adjusted Earnings Per Share New Business Launches Pricing 2018 Preliminary Outlook Wage / Benefit Inflation Production Volumes Currency Production Volumes $ 840m – $ 860m Aftermarket / Retrofit Currency Gross Margin Improvements 2017 Guidance 2018 Preliminary Outlook Operating Leverage Tax Reform $1.51 – $1.54 $ 820m – $ 825m Expected positive impact of tax reform not considered in > $1.65 guidance

23 Summary 2017 We have established a culture of continuous improvement resulting in strong financial performance Due to an expected strong Q4 we are raising our 2017 sales and EPS guidance to reflect the high - end of our previously guided range Future We have a robust 5 - year backlog. Our awarded business over the next 5 years represents 5.6x our preliminary 2017 OEM sales. Our backlog grew by 14.9% in 2017. We have a strong balance sheet and will utilize our available capital to drive shareholder return Our initial guidance for 2018 suggests sales of $840 – $860 million and EPS growth to exceed $1.65 (Does not include the expected positive impact of tax reform) We expect tax reform to have a long - term positive impact on the Company

24 Reconciliations to US GAAP

25 Reconciliations to US GAAP This document contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non - GAAP financial measures are reconciled to their closest GAAP financial measures in the appendix of this document. The provision of these non - GAAP financial measures for 2017 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non - GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this document and the adjustments that management can reasonably predict.

Reconciliations to US GAAP

Reconciliation of Stoneridge Adjusted Operating Income

(USD in millions)	Q3 2017	Q3 YTD 2017
Operating Income	$13.3	$44.1
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	-	1.6
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8	3.9
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.7
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	-	1.2
Adjusted Operating Income	$15.6	$51.6

Reconciliation of Stoneridge Adjusted Gross Profit

(USD in millions)	Q3 2017	Q3 YTD 2017
Gross Profit	$62.6	$187.1
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	-	1.6
Adjusted Gross Profit	$62.6	$188.8

Reconciliation of Q3 YTD 2017 Adjusted EPS

(USD in millions)	Q3 YTD 2017	Q3 YTD 2017 EPS
Net Income Attributable to Stoneridge	$26.1	$0.91
Add: After-Tax Step-Up in Acquired Inventory from Orlaco	1.2	0.04
Add: After-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	3.9	0.14
Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.7	0.02
Add: After-Tax Transaction Costs Adjustment (Orlaco)	0.8	0.03
Adjusted Net Income	$32.8	$1.14

Reconciliation of 2015 EBITDA

(USD in millions)	2015
Income before tax	$20.2
Interest expense, net	6.4
Depreciation and amortization	22.4
EBITDA	$49.0

Reconciliation of Q3 Adjusted EBITDA

(USD in millions)	Q3 2017	Q3 YTD 2017	Q3 2016	Q3 YTD 2016
Income before tax	$11.9	$39.7	$10.9	$30.2
Interest expense, net	1.5	4.4	1.7	5.0
Depreciation and amortization	7.1	20.7	6.0	17.1
EBITDA	$20.5	$64.8	$18.6	$52.4
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	-	1.6	-	-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8	3.9	-	-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.7	-	-
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	-	1.2	-	-
Adjusted EBITDA	$22.8	$72.3	$18.6	$52.4

Reconciliation of 2015 Adjusted EPS

2015 Adjusted EPS	$0.82
Add: Non-Cash CEO Retirement Expense	0.08
Add: PST Deferred Tax Valuation Allowance	0.03
2015 Adjusted EPS	$0.93

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Stoneridge